--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 8-K/A-3

                          AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 19, 1999

                             ---------------------

                              MORGAN PRODUCTS LTD.

               (Exact Name of Registrant as Specified in Charter)

           Delaware                       06-1095650
 (State or Other Jurisdiction          (I.R.S. Employer
      of Incorporation)              Identification No.)

                         Commission File Number 1-9843

                469 McLaws Circle, Williamsburg, Virginia 23185
              (Address of Principal Executive Offices) (Zip Code)

                                 (757) 564-1700

              (Registrant's telephone number, including area code)

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed March 3, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    The registrant hereby replaces Item 7 of the registrant's Current Report on Form 8-K filed on March 3, 1999 (as amended by the registrant's amendments to the Current Report on Form 8-K/A filed on April 5, 1999 and Form 8-K/A-2 filed on June 3, 1999) with the following financial statements and pro forma financial information:

    (a) Financial Statements of Business Acquired

       The following financial statements of Sash and Door Business of Adam Wholesalers, Inc. are attached hereto as Appendix A:

       1.  Report of Independent Accountants

       2.  Combined Balance Sheets at December 31, 1998 and 1997

       3. Combined Statements of Operations, Retained Earnings, and Comprehensive Income for the two years ended December 31, 1998

       4. Combined Statements of Cash Flows for the two years ended December 31, 1998

       5.  Notes to Combined Financial Statements

    (b) Pro Forma Financial Information.

       The following pro forma financial information is attached hereto as Appendix B:

       1. Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998

       2.  Unaudited Pro Forma Balance Sheet at December 31, 1998

       3.  Notes to Unaudited Pro Forma Financial Statements.

    (c) Exhibits

       1.  Consent of Deloitte & Touche LLP

       *2. Agreement between Kentucky State District Council of Carpenters for and on behalf of Local 2501 and Adam Wholesalers, Inc. dated July 21, 1998 through July 21, 2001.

       *3. Agreement between Adam Wholesalers of Dayton, Inc. and Millmen's Local 684 of the United Brotherhood of Carpenters and Joiners of America, Great Lakes Regional Industrial Council dated May 1, 1998 to April 30, 2001.

       *4. Agreement between Adam Wholesalers, Indianapolis, Inc. or its successors, and the Chauffeurs, Teamsters, Warehousemen and Helpers, Local Union No. 135, of Indianapolis, Indiana, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, or its successors, for the period March 3, 1996 to and including February 26, 2000.

       *5. Contract between Adam Wholesalers of Cincinnati, Inc., United Brotherhood of Carpenters and Joiners of America, AFL-CIO, Local Union 415, Industrial, Ohio Carpenters Industrial Council Great Lakes Regional Industrial Council dated November 21, 1995.

       *6. Collective Bargaining Agreement between Adam Wholesalers and Teamsters Local Union No. 676 dated August 9, 1996 through August 8, 1999.

       *7. Agreement by and between Adam Wholesalers of Toledo, Inc. and Millmen's Local Union No. 1359 (U.B. of C. & J. of A.) Affiliated with the Great Lakes Regional Industrial Council effective May 1, 1997 to April 30, 2000.

       *8. Agreement by and between Adam Wholesalers of Toledo, Inc. and Teamsters Union Local No. 20, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers effective May 1, 1997 to April 30, 2001.

       *9. Agreement by and between Adam Wholesalers, Inc., or its successors, and the Construction, Building Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers, Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the International Brotherhood of Teamsters, or its successors, dated May 1, 1996 as extended by that certain memorandum of agreement by and between Teamsters Local 682, St. Louis Missouri and Morgan Products Ltd. dated May 13, 1999.

      *10. Collective Bargaining Agreement between Carpenters' District Council of Greater St. Louis and Adam Wholesalers, Inc. effective May 1, 1998 through April 30, 2001.

      *11. Agreement between Morgan Products Ltd. Morgan Distribution Division Decatur Distribution Center Decatur, Illinois and Teamster Local No. 279 of Decatur, Illinois Affiliated with the International Brotherhood of Teamsters AFL-CIO dated July 15, 1998.

      *12. Agreement by and between Morgan Products Ltd. and the United Paperworkers International Union, Region IX, AFL-CIO, Local No. 7828 as extended by that certain memorandum of agreement between the United Paperworkers International Union Region IX, AFL-CIO, Local No. 7828, Decatur Illinois and Morgan Distribution, A Division of Morgan Products Ltd. dated December 3, 1998.

------------------------

* Previously filed with Amendment No. 2, filed on June 3, 1999, to the Current Report on Form 8-K filed on March 3, 1999.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MORGAN PRODUCTS LTD.

                                By:  /s/ MITCHELL J. LAHR
                                     ------------------------------------------
                                     Mitchell J. Lahr
                                     Vice President, Chief Financial Officer
                                     and Secretary

Date: June 18, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Management of
Adam Wholesalers, Inc.

    We have audited the combined balance sheets of the Sash and Door Business of Adam Wholesalers, Inc. ("Sash and Door") as of December 31, 1998 and 1997, and the related combined statements of operations, retained earnings, and comprehensive income and of cash flows for the years then ended. These statements are the responsibility of Adam Wholesalers, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As described in Note 1, the combined financial statements referred to above have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the cost and expenses that would have been incurred by Sash and Door on a stand-alone basis.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sash and Door as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Cincinnati, Ohio

March 15, 1999

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

ASSETS                                                                                             1998       1997
                                                                                                 ---------  ---------
CURRENT ASSETS:
  Cash.........................................................................................  $     371  $     223
  Accounts receivable (less allowance for doubtful accounts of $761 in 1998 and $860 in 1997)       31,749     30,537
  Inventories, net of LIFO reserve of $8,637 in 1998 and $10,223 in 1997.......................     34,504     39,762
  Deferred income taxes (Note 5)...............................................................        834      1,010
  Prepaid expenses.............................................................................        630        789
                                                                                                 ---------  ---------
    Total current assets.......................................................................     68,088     72,321
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
PROPERTY, PLANT AND EQUIPMENT (Notes 2, 4):
  Land and improvements........................................................................        324        458
  Buildings and improvements...................................................................      4,151      4,151
  Transportation and machinery.................................................................     11,762     11,194
  Office and computer equipment................................................................      2,172      1,775
  Furniture and fixtures.......................................................................      1,495      1,474
                                                                                                 ---------  ---------
    Total......................................................................................     19,904     19,052
  Less accumulated depreciation................................................................    (13,975)   (13,339)
                                                                                                 ---------  ---------
  Property, plant and equipment, net...........................................................      5,929      5,713
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
OTHER ASSETS:
  Notes receivable--trade......................................................................      3,827        899
  Deferred expenses (Notes 2,8)................................................................        122        165
  Miscellaneous (Notes 2,8)....................................................................        515      1,158
                                                                                                 ---------  ---------
    Total other assets.........................................................................      4,464      2,222
                                                                                                 ---------  ---------
TOTAL..........................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------


LIABILITIES AND SHAREHOLDERS' EQUITY                                                               1998       1997
                                                                                                 ---------  ---------
CURRENT LIABILITIES:
  Note payable (Note 4)........................................................................  $      70  $      70
  Current maturities of long-term debt (Note 4)................................................        184        171
  Intercompany payable (Note 3)................................................................     24,198     30,165
  Federal income taxes payable.................................................................      1,082        346
  Accounts payable.............................................................................      7,312      6,127
  Accrued Liabilities:
    Salaries and wages.........................................................................      1,354      1,110
    Payroll taxes and other benefits...........................................................        890        897
    Income and other taxes.....................................................................        709        594
    Other......................................................................................        186        100
                                                                                                 ---------  ---------
      Total current liabilities................................................................     35,985     39,580
                                                                                                 ---------  ---------
DEFERRED INCOME TAXES (NOTE 5).................................................................        703        742
                                                                                                 ---------  ---------
LONG-TERM DEBT (less current maturities) (Note 4)..............................................      1,333      1,528
                                                                                                 ---------  ---------
PENSION (Note 8)...............................................................................        647        509
                                                                                                 ---------  ---------
GUARANTEES, COMMITMENTS AND CONTINGENCIES (Notes 4, 10)
SHAREHOLDERS' EQUITY:
  Common stock.................................................................................      5,752      5,752
  Preferred stock..............................................................................        104        104
  Accumulated other comprehensive income.......................................................       (396)      (234)
  Retained earnings............................................................................     37,424     35,346
  Less treasury stock..........................................................................     (3,071)    (3,071)
                                                                                                 ---------  ---------
    Total shareholders' equity.................................................................     39,813     37,897
                                                                                                 ---------  ---------
      TOTAL....................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

            COMBINED STATEMENTS OF OPERATIONS, RETAINED EARNINGS AND

      COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                               1998        1997
                                                                                            ----------  ----------
NET SALES (Notes 2,11)....................................................................  $  356,956  $  345,406
COST OF SALES (Notes 1,11)................................................................     291,060     279,547
                                                                                            ----------  ----------
GROSS PROFIT..............................................................................      65,896      65,859
OPERATING EXPENSES (Notes 1,11)...........................................................      59,749      60,580
                                                                                            ----------  ----------
INCOME FROM OPERATIONS....................................................................       6,147       5,279
                                                                                            ----------  ----------
OTHER INCOME (EXPENSE):
  Other income............................................................................         511         393
  Interest expense (Note 3)...............................................................      (2,940)     (3,210)
                                                                                            ----------  ----------
    Total other income (expense)..........................................................      (2,429)     (2,817)
                                                                                            ----------  ----------
INCOME BEFORE PROVISION FOR INCOME TAXES..................................................       3,718       2,462
PROVISION FOR INCOME TAXES................................................................       1,640       1,130
                                                                                            ----------  ----------
NET INCOME................................................................................       2,078       1,332
RETAINED EARNINGS, BEGINNING OF YEAR......................................................      35,346      34,014
                                                                                            ----------  ----------
RETAINED EARNINGS, END OF YEAR............................................................  $   37,424  $   35,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------
OTHER COMPREHENSIVE INCOME -
  Minimum pension liability adjustment....................................................        (162)       (234)
                                                                                            ----------  ----------
COMPREHENSIVE INCOME......................................................................  $    1,916  $    1,098
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                  See notes to combined financial statements.

                       COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                                   1998       1997
                                                                                                 ---------  ---------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................................................  $   2,078  $   1,332
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...............................................................................      1,105        972
    Gain on sale of property, plant and equipment..............................................       (200)       (22)
    Deferred income taxes......................................................................         65      1,659
    Change in assets and liabilities:
      Accounts receivable......................................................................     (1,212)     3,963
      Notes receivable--trade..................................................................     (2,928)      (490)
      Inventory................................................................................      5,258      1,504
      Prepaid expenses.........................................................................        159       (449)
      Other assets.............................................................................        734       (651)
      Accounts payable.........................................................................      1,921     (1,701)
      Accrued expenses.........................................................................        438        425
                                                                                                 ---------  ---------
        Net cash provided by operating activities..............................................      7,418      6,542
                                                                                                 ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property, plant and equipment...........................................        214         24
 Capital expenditures..........................................................................     (1,335)      (851)
                                                                                                 ---------  ---------
        Net cash used in investing activities..................................................     (1,121)      (827)
                                                                                                 ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on related party notes...............................................................        (50)       (49)
 Net payments to Parent........................................................................     (5,967)    (5,631)
 Repayment of long-term debt...................................................................       (132)       (94)
                                                                                                 ---------  ---------
        Net cash used in financing activities..................................................     (6,149)    (5,774)
                                                                                                 ---------  ---------
NET CHANGE IN CASH.............................................................................        148        (59)
CASH, Beginning of year........................................................................        223        282
                                                                                                 ---------  ---------
CASH, End of year..............................................................................  $     371  $     223
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                               (DOLLARS IN 000'S)

1. BASIS OF PRESENTATION

    On February 19, 1999, Adam Wholesalers, Inc. and certain subsidiaries (the "Company") sold certain assets and specific liabilities of the Company's sash and door businesses ("Sash and Door") to Morgan Products, Ltd. ("Morgan") (see
Note 12). The Company's Sash and Door business is comprised of the financial results of the thirteen subsidiaries of Adam Wholesalers, Inc. listed below. The authorized, issued and outstanding common shares of the thirteen subsidiaries at December 31, 1998 are as follows:

                                                                                                  COMMON      TREASURY
                                                           AUTHORIZED    ISSUED    OUTSTANDING     STOCK        STOCK
                                                           -----------  ---------  -----------  -----------  -----------
Adam Wholesalers of Louisville, Inc......................       1,000         600         600    $     300
Adam Wholesalers of Cincinnati, Inc......................       3,000       2,290       2,140          991    $     276
Adam Wholesalers of Indianapolis, Inc....................       1,000         400         369          400          253
Adam Wholesalers of Toledo, Inc..........................       1,000         905         862          432           26
Adam Wholesalers of Dayton, Inc..........................       1,000         568         230           36        2,284
Adam Wholesalers of Nitro, Inc...........................      10,000       5,250       5,250          642
Adam Wholesalers of St. Louis, Inc.......................       1,000         784         704          750          232
Adam Wholesalers of Denver, Inc..........................      50,000       1,000       1,000          600
Adam Wholesalers of Phoenix, Inc.........................      50,000      10,000      10,000        1,000
Adam Wholesalers of Kirkwood, Inc........................         100         100         100            1
Adam Wholesalers of Carlisle, Inc........................       5,000         100         100
Adam Wholesalers of Woodbury Heights, Inc................       5,000         100         100          100
Adam Wholesalers of Lynchburg, Inc.......................       5,000         500         500          500
                                                           -----------  ---------  -----------  -----------  -----------
Total....................................................                                        $   5,752    $   3,071
                                                                                                -----------  -----------
                                                                                                -----------  -----------

    Adam Wholesalers of Dayton, Inc. also has 10,000 shares of 5%
Non-Cumulative, Non-Voting Preferred Stock, which is callable after five years of the date of issue, at any time, at the option of the Board of Directors at the redemption price of $105 per share. As of December 31, 1998, there are 1,950 shares issued and 840 shares outstanding.

    The accompanying combined financial statements have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocation of certain costs, purchase rebates and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by Sash and Door on stand-alone basis (See Note 11).

    The accompanying combined financial statements are presented in accordance with generally accepted accounting principles. All significant intercompany transactions, profits, and balances between the Sash and Door entities have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Nature of Business--The Sash and Door business is the wholesale distribution of doors and windows for the construction and remodeling industry with principal locations in the Midwest and Midatlantic United States. In view of the nature of its products and the method of distribution, management believes that, for the periods reported, the Sash and Door business constitutes a single industry segment.

    Sales in the Midwest approximated 55% of the total sales in both 1998 and 1997, while accounts receivable approximated 56% and 49% at December 31, 1998 and 1997, respectively. Sales in the Midatlantic approximated 45% of the total sales in both 1998 and 1997, while accounts receivable approximated 44% and 51% at December 31, 1998 and 1997, respectively. Warehouse sales were $232,661 and $226,971 for the years ending December 31, 1998 and 1997, respectively. Direct sales were $123,371 and $117,929 for the years ending December 31, 1998 and 1997, respectively.

    Accounts Receivable & Notes Receivable--Total accounts receivable and note receivable balance includes one customer for which the total outstanding balance approximated 12% and 11% of total outstanding short and long-term receivable at December 31, 1998 and 1997, respectively.

    Inventory--Inventory is valued at lower of cost or market using the last-in, first-out (LIFO) method. If the Companies had followed the first-in, first-out method (FIFO), inventories would have been $8,637 and $10,223 higher in 1998 and 1997, respectively. Cost of goods sold would have been $1,586 and $1,441 higher had the FIFO method been used in 1998 and 1997, respectively.

    Property, Plant and Equipment--Property, plant and equipment are recorded at cost. Depreciation and amortization are calculated using straight-line and accelerated methods over the estimated useful lives of the respective assets, which generally are 39 years for buildings, 15 years for building improvements and range from 3 to 7 years for machinery and equipment. Expenditures which substantially increase value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

    Revenue Recognition--The Company recognizes revenue upon delivery of goods to a customer.

    Deferred Expenses--Deferred expenses consist of an asset established to record the minimum pension liability required under SFAS 87 (See Note 8).

    Miscellaneous Other Assets--Miscellaneous other assets consist primarily of prepaid pension costs.

    Fair Value of Financial Instruments--Cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are reflected in the financial statements at fair value because of the short-term maturity of those instruments. The fair value of Sash and Door's notes payable and long-term debt is discussed in Note 4 to the combined financial statements.

    Long-Lived Assets--Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or the fair value less cost to sell.

    Advertising and Promotions--All costs associated with advertising and promoting products are expensed in the year incurred. Advertising and promotions expense, including expense of customer rebates, was $3,134 and $2,120 in 1998 and 1997, respectively.

    Vendor Rebates--Vendors provide the Company with volume purchase rebates. Rebates applicable to the Sash and Door operations totaled $1,951 and $1,722 in 1998 and 1997, respectively. These amounts have been reflected within the accompanying financial statements.

    Accounting Policies--In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income" & No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits." These statements, which were adopted in 1998, expand or modify disclosures and, accordingly, had no impact on the Sash and Door's financial position, results of operations or cash flows.

    Sash and Door has not completed the process of evaluating the impact that will result from adopting SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Sash and Door is therefore unable to disclose the impact that adopting SFAS No. 133 will have on its financial position and results of operations when such statement is adopted. The statement is effective for years beginning after December 15, 1998.

    Use of Estimates--The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. INTERCOMPANY PAYABLE

    The Company, through its bank credit facility, provided funding for the daily operations of Sash and Door. Interest expense recognized by the respective Sash and Door entities is based on the respective entities monthly intercompany balance primarily at a rate equal to LIBOR (5.07% at December 31, 1998) plus 225 basis points and is included in the net interest expense balances within the accompanying financial statements. Net related party interest expense equaled $2,456 and $2,803 in 1998 and 1997, respectively.

4. NOTES PAYABLE AND LONG-TERM DEBT

    Note payable, totaling $70, consists of a short-term demand note due to a related party with a stated interest rate of 13%. Sash and Door's long-term debt consists of the following at December 31, 1998 and 1997:

                                                                                                   1998       1997
                                                                                                 ---------  ---------
Mortgage, secured by property, with monthly payments of $20, including interest at 8.5%,
  through 2006.................................................................................  $   1,270  $   1,402
Related Party Notes, with varying repayment terms, including interest at 6%, maturing 2002
  through 2005.................................................................................        247        297
                                                                                                 ---------  ---------
        Total..................................................................................      1,517      1,699
Less: Current maturities.......................................................................        184        171
                                                                                                 ---------  ---------
        Total..................................................................................  $   1,333  $   1,528
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The Company has outstanding unsecured lines of credit with a bank due March 31, 1999 for which the operations of the Sash and Door business serve as a guarantee to the lines of credit.

    Principal payments on long-term debt are as follows:

1999................................................................  $     184
2000................................................................        197
2001................................................................        193
2002................................................................        198
2003................................................................        213
Remainder...........................................................        532
                                                                      ---------
    Total...........................................................  $   1,517
                                                                      ---------
                                                                      ---------

    Management believes the fair values of the notes payable and long-term debt approximates their carrying value at December 31, 1998 and 1997, since the rates approximate current rates available for debt with similar terms and maturities.

5. INCOME TAXES

    The operations of Sash and Door are included in the consolidated United States federal, state and local income tax returns of the Company. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    The provision for income taxes are as follows:

                                                                             YEAR ENDED DECEMBER
                                                                                     31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Current tax expense:
  Federal..................................................................  $   1,171  $     719
  State....................................................................        332        333
  Total current tax expense................................................      1,503      1,052
Deferred tax expense:
  Federal..................................................................        137         78
                                                                             ---------  ---------
Income tax provision.......................................................  $   1,640  $   1,130
                                                                             ---------  ---------
                                                                             ---------  ---------

    The difference between the statutory rate for federal income tax and the effective income tax rate is summarized as follows:

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1998       1997
                                                                            ---------  ---------
Statutory federal income tax rate.........................................      34.00%     34.00%
Effect of:
  State and local taxes...................................................       8.92%      8.94%
  Miscellaneous...........................................................       1.18%      2.98%
                                                                            ---------  ---------
Effective income tax rate.................................................      44.10%     45.92%

    The components of deferred tax assets and liabilities were as follows:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1998       1997
                                                                                ---------  ---------
Deferred tax assets:
  Inventory capitalization....................................................  $     427  $     454
  Cash discounts..............................................................        154        177
  Workers compensation reserve................................................        218        268
  Other temporary differences, net............................................         53        166
                                                                                ---------  ---------
      Total deferred tax assets...............................................        852      1,065
                                                                                ---------  ---------
Deferred tax liabilities:
  Accelerated depreciation and amortization...................................       (422)      (409)
  Pension expense.............................................................       (299)      (388)
                                                                                ---------  ---------
      Total deferred tax liabilities..........................................       (721)      (797)
                                                                                ---------  ---------
Net deferred tax asset........................................................  $     131  $     268
                                                                                ---------  ---------
                                                                                ---------  ---------

6. LEASES

    Sash and Door leases some of its facilities under agreements classified as operating leases. Rent expense for the years ended December 31, 1998 and 1997 was $4,295 and $4,182, respectively, of which $2,620 was for leases with a lessor that is related to Sash and Door through common ownership in both 1998 and 1997.

    Minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year as of December 31, 1998 are:

                                                                 RELATED     OTHER
YEAR ENDING DECEMBER 31,                                          PARTY     LEASES      TOTAL
--------------------------------------------------------------  ---------  ---------  ---------
1999..........................................................  $   2,620  $     392  $   3,012
2000..........................................................      2,450        413      2,863
2001..........................................................      2,348        416      2,764
2002..........................................................      2,092        418      2,510
2003..........................................................      1,595        420      2,015
Thereafter....................................................      2,601      1,899      4,500
                                                                ---------  ---------  ---------
Total minimum future rental payments..........................  $  13,706  $   3,958  $  17,664
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

7. EMPLOYEE BENEFIT PLANS

    The Company has a Voluntary Employee Beneficiary Association (VEBA) trust. The VEBA trust, Adam Wholesalers Health Benefit Plan ("Plan"), was created to provide the payment of certain employee health benefits. All active full-time employees are eligible. Adam Wholesalers, Inc. is both the sponsor and administrator of the Plan. The cost of the Plan is paid by contributions from the plan sponsor, which are based on historical benefits paid experience. The Company, through the intercompany accounts, allocates costs for the Plan to Sash and Door. All benefits are paid by the Plan directly from assets of the Plan. Benefits payable from Plan assets to any one person are limited to $130 during any one year through the use of a stop-loss insurance policy.

    Self-insurance cost for workers compensation are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not yet reported.

8. EMPLOYEE PENSION PLANS

    Sash and Door is included in defined benefit pension plans sponsored by the Company which cover certain full-time hourly and salaried employees and certain union employees. The Company is the sponsor and administrator for these plans. The Company generally follows the policy of funding an amount between the actuarially computed maximum and minimum contributions.

    Pension expense is composed of several components that reflect various aspects of the Company's financial arrangements as well as the cost of benefits earned by employees. The components are determined using the projected unit credit actuarial cost method and are based on certain actuarial assumptions.

    The following table reconciles the Sash and Door funded status of the defined benefit plans with amounts recognized in Sash and Door's balance sheet's at December 31, 1998 and 1997:

                                                                            PENSION BENEFITS
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Change in benefits obligation:
  Benefit obligation at beginning of year...............................  $  12,235  $  10,302
  Service cost..........................................................        640        547
  Interest cost.........................................................        859        751
  Actuarial loss........................................................        841      1,146
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Benefit obligation at end of year...................................     14,063     12,235
                                                                          ---------  ---------
                                                                          ---------  ---------
Change in plan assets:
  Fair value of plan assets at beginning of year........................     11,862     10,136
  Actual return on plan assets..........................................      1,305      1,644
  Employer contributions................................................        241        593
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Fair value of plan assets at end of year............................     12,896     11,862
                                                                          ---------  ---------
                                                                          ---------  ---------

Funded status...........................................................     (1,167)      (373)
Unrecognized net actuarial loss.........................................      1,661      1,100
Unrecognized prior service cost.........................................        291        336
Unrecognized net obligation at date of initial application..............         61         82
Amount required to recognize minimum liability..........................       (518)      (398)
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------
Amounts recognized in the balance sheets consist of:
  Prepaid benefit cost..................................................  $     457  $     857
  Accrued benefit liability.............................................       (647)      (509)
  Intangible asset......................................................        122        165
  Accumulated other comprehensive income................................        396        234
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------

    The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets were $1,543, $1,543 and $1,415 respectively, for 1998 and $1,146, $1,146 and $1,035, respectively, for 1997.

    Assumptions used in the accounting were as follows:

                                                                                1998       1997
                                                                              ---------  ---------
Discount rate...............................................................      6.75%      7.25%
Rate of increase in compensation levels.....................................      4.50%      4.50%
Expected return on plan assets..............................................      8.50%      8.50%
Components of net periodic benefit cost:
  Service cost..............................................................  $     640  $     547
  Interest cost.............................................................        859        751
  Expected return on assets.................................................     (1,036)      (853)
  Amortization of prior service cost........................................         45         45
  Amortization of unrecognized net obligation...............................         21         21
  Recognized net actuarial loss.............................................         11         11
                                                                              ---------  ---------
    Net periodic benefit cost...............................................  $     540  $     522
                                                                              ---------  ---------
                                                                              ---------  ---------

    Benefits under some of the plans covering hourly and union employees are not based on wages and therefore future wage adjustments have no effect on the projected benefit obligation for these hourly plans.

9. MULTI-EMPLOYER PENSION PLANS

    Sash and Door contributes to several multi-employer pension plans. These plans cover substantially all of its Teamster and Carpenters Union employees. Amounts charged to pension expense and contributed (or to be contributed) to the plans for the Sash and Door Business in 1998 and 1997 totaled $401 and $336, respectively.

10. COMMITMENTS AND CONTINGENCIES

    Sash and Door is involved in litigation incidental to its business. Such litigation is not considered by management to be significant.

    Andersen Corporation ("Andersen"), whose products accounted for net sales for Sash and Door of 43% and 42% in 1998 and 1997, respectively, distributes its products only through independent distributors such as the Company. The agreements with Andersen provide that Andersen can terminate any of the distributorships at any time upon a 60-day notice. A termination or significant modification of the distribution relationship with Andersen could have a material adverse effect on revenues and earnings.

11. RELATED PARTY TRANSACTIONS

    Sash and Door is part of Adam Wholesalers, Inc. business of wholesale distribution of doors and windows for the construction and remodeling industry, and distribution of various other building products. As part of this process, Sash and Door received and shipped product among various Adam Wholesalers, Inc. subsidiaries. Included in the accompanying financial statements are the following related party transactions:

                                                                               1998       1997
                                                                             ---------  ---------
Purchases..................................................................  $   3,439  $   3,800
Sales......................................................................        927        500
Accounts Receivable........................................................        158        263
Accounts Payable...........................................................        172        141

    The Company has allocated a portion of total Company management expenses incurred to Sash and Door based on a defined percentage of annual cost of sales. The amount, which approximated $3,636 and $4,756 in 1998 and 1997, respectively, is included within "Operating Expenses" in the statements of operations, retained earnings and comprehensive income. In the opinion of management, such allocation method is reasonable to cover the services provided to Sash and Door; however, it is not necessarily indicative of what Sash and Door would have incurred on a stand-alone basis.

12. SUBSEQUENT EVENTS

    Effective January 1, 1999, the Company entered into an Asset Purchase Agreement (the "Agreement") with Morgan, whereby Morgan will purchase certain assets and assume certain liabilities. The closing date for the Agreement was February 19, 1999.

    On March 10, 1999 Andersen announced the intent to purchase Morgan.

                                  * * * * * *

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following sets forth the Company's Unaudited Pro Forma Statement of Operations and the Company's Unaudited Pro Forma Balance Sheet, in each case giving effect to the acquisition of the Sash and Door Business of Adam Wholesalers, Inc. ("Adam Acquisition") described in Note 1 hereto as if the acquisition had been consummated as of January 1, 1998 (in the case of the Unaudited Pro Forma Statement of Operations) and on December 31, 1998 (in the case of the Unaudited Pro Forma Balance Sheet). The Unaudited Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the acquisition assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The Adam Acquisition will be accounted for by the Company as a purchase whereby the basis of accounting for Adam's assets and liabilities will be based upon their fair value at the date of the Acquisition. Pro forma adjustments, including the preliminary purchase price allocation resulting from the Adam Acquisition as described in Note 1 of the Notes to the Unaudited Pro Forma Financial Statements, represent the Company's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amounts may differ from those set forth herein.

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies. This pending transaction has not been reflected in the Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA    PRO FORMA
                                                                MORGAN      ADAM     ADJUSTMENTS   COMBINED
                                                               ---------  ---------  -----------  -----------
Net sales....................................................    383,151    356,956                  740,107
Cost of goods sold...........................................    328,569    291,060       1,779   )(5    621,408
                                                               ---------  ---------  -----------  -----------
    Gross profit.............................................     54,582     65,896      (1,779)     118,699
                                                               ---------  ---------  -----------  -----------
Operating expenses...........................................     51,636     59,749         420(4)    111,805
                                                               ---------  ---------  -----------  -----------
Operating income.............................................      2,946      6,147      (2,199)       6,894
                                                               ---------  ---------  -----------  -----------
Other income (expense):
    Interest.................................................     (2,427)    (2,940)     (1,202)(6)     (6,569)
    Other....................................................        378        511          --          889
                                                               ---------  ---------  -----------  -----------
                                                                  (2,049)    (2,429)     (1,202)      (5,680)
Income before income taxes...................................        897      3,718      (3,401)       1,214
Provision (benefit) for income taxes.........................       (104)     1,640      (1,640)(7)       (104)
                                                               ---------  ---------  -----------  -----------
Net income...................................................      1,001      2,078      (1,761)       1,318
                                                               ---------  ---------  -----------  -----------
Basic earnings per common share..............................       0.10                                0.13
                                                               ---------                          -----------
Diluted earnings per common share............................       0.10                                0.13
                                                               ---------                          -----------
Basic shares outstanding.....................................     10,359                              10,359
                                                               ---------                          -----------
Diluted shares outstanding...................................     10,389                              10,389
                                                               ---------                          -----------

                       UNAUDITED PRO FORMA BALANCE SHEET

                               DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                                                                          PRO FORMA    PRO FORMA
                                                                    MORGAN      ADAM     ADJUSTMENTS   COMBINED
                                                                   ---------  ---------  -----------  -----------
Assets
Current Assets
  Cash and cash equivalents......................................      3,650        371        (371)(1)      3,650
  Accounts receivable, net.......................................     31,594     31,749     (31,749)(1)     31,594
  Inventories....................................................     34,290     34,504       6,133(1)     74,927
  Deferred income taxes..........................................         --        834        (834)(1)         --
  Other current assets...........................................        507        630        (630)(1)        507
                                                                   ---------  ---------  -----------  -----------
    Total current assets.........................................     70,041     68,088     (27,451)     110,678
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Property, Plant and Equipment, net...............................      8,274      5,929       966(1)      15,169
Goodwill, net....................................................      6,222         --     8,000(3)      14,222
Other Assets.....................................................      7,926      4,464      (3,964)(8)      8,426
                                                                   ---------  ---------  -----------  -----------
    Total Assets.................................................     92,463     78,481     (22,449)     148,495
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Liabilities and Stockholders' Equity
Current Liabilities:
  Short-term debt................................................         --         70         (70)(1)         --
  Current maturities of long-term debt...........................      1,196        184        (184)(1)      1,196
  Intercompany payable...........................................         --     24,198     (24,198)(1)         --
  Accounts payable...............................................     16,725      7,312      (7,312)(1)     16,725
  Other current liabilities......................................      7,467      4,221      (2,271)(9)      9,417
                                                                   ---------  ---------  -----------  -----------
    Total current liabilities....................................     25,388     35,985     (34,035)      27,338
                                                                   ---------  ---------  -----------  -----------
Long-Term Obligations............................................     23,632      2,683      51,399 (10     77,714
                                                                   ---------  ---------  -----------  -----------
Stockholders' Equity
  Common stock...................................................      1,036      5,752      (5,752)       1,036
  Preferred Stock................................................         --        104        (104)          --
  Accumulated other comprehensive income.........................         --       (396)        396           --
  Paid-in capital................................................     43,424         --          --       43,424
  Retained earnings (accumulated deficit)........................       (969)    37,424     (37,424)        (969)
                                                                   ---------  ---------  -----------  -----------
                                                                      43,491     42,884     (42,884)      43,491
                                                                   ---------  ---------  -----------  -----------
  Treasury stock.................................................        (48)    (3,071)      3,071          (48)
                                                                   ---------  ---------  -----------  -----------
    Total stockholders' equity...................................     43,443     39,813     (39,813)(1)     43,443
                                                                   ---------  ---------  -----------  -----------
  Total Liabilities and Stockholders' Equity.....................     92,463     78,481     (22,449)     148,495
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

    1. The Company's Unaudited Pro Forma Financial Statements assume the Adam Acquisition occurred (1) as of January 1, 1998 for the purposes of the Unaudited Pro Forma Statements of Operations and (2) on December 31, 1998 for purposes of the Unaudited Pro Forma Balance Sheet:

    Under the terms of the Asset Purchase Agreement, certain assets of Adam were excluded and certain liabilities were not assumed. Accordingly, the pro forma adjustments reflect decreases in cash ($371), accounts receivable ($31,749), deferred income taxes ($834), other current assets ($630), other assets ($4,464), short-term debt ($70), current maturities of long term debt ($184), intercompany payables ($24,198), accounts payable ($7,312), other current liabilities ($4,221), long-term debt ($2,683) along with a corresponding increase to Adam's stockholder's equity ($620).

    The Adam Acquisition was financed through borrowings of $54,282 under the Company's existing credit facility.

    The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

Pro forma purchase price
  Purchase price per the Asset Purchase Agreement...................  $  53,782
  Additional purchase price granted in lieu of stock options........        300
  Acquisition costs.................................................        200
                                                                      ---------
    Total pro forma purchase price..................................     54,282
                                                                      ---------

Pro forma historical net book value of assets acquired Book value
per historical financial statements                                      39,813
  Net assets and liabilities excluded as described above............        620
                                                                      ---------
    Total pro forma historical net book value of assets acquired....     40,433
                                                                      ---------

Excess of purchase price over net book value of assets acquired.....     13,849
  Allocated to:
    Inventories.....................................................      6,133
    Machinery and equipment.........................................        966
    Intangible assets...............................................        500
                                                                      ---------
Remaining excess of cost over fair value of net assets acquired
(goodwill)..........................................................  $   6,250
                                                                      ---------
                                                                      ---------

    The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a determination of the fair value of the net assets acquired at the date of the Adam Acquisition as determined by valuations or other studies. The final purchase price allocation may differ from the preliminary allocation.

    2. In conjunction with the Adam Acquisition, Morgan has established opening balance sheet reserves in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in the amount of $1,750, which represents estimated costs principally for facilities consolidation and severance. Accordingly, an additional $1,750 has been included within Other Current Liabilities and Goodwill.

    3. The pro forma adjustment to goodwill assumes:

Excess of cost over the fair value of net assets acquired...........  $   6,250
Establishment of opening balance sheet reserves.....................      1,750
                                                                      ---------
                                                                      $   8,000
                                                                      ---------
                                                                      ---------

    4. The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expense assumes:

Cost of goods sold --
Depreciation of amounts allocated to machinery and equipment over 5
  years..............................................................  $     193
                                                                       ---------
                                                                       ---------
General and administrative expenses --
Amortization of amounts allocated to other intangible assets over 5
  years..............................................................        100
Amortization of goodwill over 25 years...............................        320
                                                                       ---------
                                                                       $     420
                                                                       ---------
                                                                       ---------

    5. The Company has elected the FIFO inventory method for the costing of inventory; as such, the LIFO effect on cost of goods sold of $1,586 for the year ended December 31, 1998 was eliminated.

    6. The pro forma adjustment to interest expense assumes: Additional interest expense related to $54,282 of net additional borrowings under the Company's credit
facility............................................................................  $   4,142
Elimination of Adam's interest expense..............................................     (2,940)
                                                                                      ---------
                                                                                      $   1,202
                                                                                      ---------
                                                                                      ---------

    Interest expense is calculated assuming a rate of 7.63% at the date of the Adam Acquisition. A 1/8 percent increase (or decrease) in such rate would increase (or decrease) annual interest expense by approximately $70.

    7. The pro forma adjustment to the provision for income taxes assumes no federal or state income taxes as income would be offset by the Company's existing net operating loss position.

    8. The pro forma adjustment to other assets assumes:

Eliminate excluded assets in the Asset Purchase Agreement..........................  $  (4,464)
Record certain intangible assets...................................................        500
                                                                                     ---------
                                                                                     $  (3,964)
                                                                                     ---------
                                                                                     ---------

    9. The pro forma adjustment to other current liabilities assumes:

Eliminate excluded liabilities in the Asset Purchase Agreement.....................  $  (4,221)
Establishment of opening balance sheet reserves....................................      1,750
Acquisition transaction costs......................................................        200
                                                                                     ---------
                                                                                     $  (2,271)
                                                                                     ---------
                                                                                     ---------

    In connection with the acquisition of Adam, Morgan recorded a restructuring charge of $1,750. The restructuring initiatives involve the consolidation of three of Adam's facilities in territories in which Morgan currently has operations resulting in a workforce reduction of approximately 100 employees. The elements of the restructuring charge, all of which are expected to result in cash outlays, include $750 for lease payments through the year 2010, $650 for employee severance and termination benefits, and $350 for relocation costs. It is expected that the restructuring actions will be substantially completed by the end of fiscal 2000.

    10. The pro forma adjustment to long-term obligations assumes:

    Record net additional borrowings under the Company's credit facility:

Cash purchase price to seller..............................................  $  53,782
Eliminate excluded debt in the Asset Purchase Agreement....................     (2,683)
Additional purchase price granted in lieu of stock options.................        300
                                                                             ---------
                                                                             $  51,399
                                                                             ---------
                                                                             ---------

    11. As a result of the acquisition of Adam on February 19, 1999, the Company determined that Adam's management information system was a better strategic fit for the combined businesses. Accordingly, the Company will take a charge of approximately $2.5 million during the first quarter of 1999 relating to the write-off of the costs incurred for the implementation of the proposed new Morgan system. The pro forma disclosure does not include this charge due to its non-recurring nature.

                               INDEX TO EXHIBITS

 EXHIBIT NO.                                                  DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------------
           1     Consent of Deloitte & Touche LLP

          *2     Agreement between Kentucky State District Council of Carpenters for and on behalf of Local 2501 and
                 Adam Wholesalers, Inc. dated July 21, 1998 through July 21, 2001.

          *3     Agreement between Adam Wholesalers of Dayton, Inc. and Millmen's Local 684 of the United Brotherhood
                 of Carpenters and Joiners of America, Great Lakes Regional Industrial Council dated May 1, 1998 to
                 April 30, 2001.

          *4     Agreement between Adam Wholesalers, Indianapolis, Inc. or its successors, and the Chauffeurs,
                 Teamsters, Warehousemen and Helpers, Local Union No. 135, of Indianapolis, Indiana, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, or its
                 successors, for the period March 3, 1996 to and including February 26, 2000.

          *5     Contract between Adam Wholesalers of Cincinnati, Inc., United Brotherhood of Carpenters and Joiners
                 of America, AFL-CIO, Local Union 415, Industrial, Ohio Carpenters Industrial Council Great Lakes
                 Regional Industrial Council dated November 21, 1995.

          *6     Collective Bargaining Agreement between Adam Wholesalers and Teamsters Local Union No. 676 dated
                 August 9, 1996 through August 8, 1999.

          *7     Agreement by and between Adam Wholesalers of Toledo, Inc. and Millmen's Local Union No. 1359 (U.B. of
                 C. & J. of A.) Affiliated with the Great Lakes Regional Industrial Council effective May 1, 1997 to
                 April 30, 2000.

          *8     Agreement by and between Adam Wholesalers of Toledo, Inc. and Teamsters Union Local No. 20,
                 affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers
                 effective May 1, 1997 to April 30, 2001.

          *9     Agreement by and between Adam Wholesalers, Inc., or its successors, and the Construction, Building
                 Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers,
                 Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the
                 International Brotherhood of Teamsters, or its successors, dated May 1, 1996 as extended by that certain memorandum of agreement by and between Teamsters Local 682, St. Louis Missouri and Morgan
                 Products Ltd. dated May 13, 1999.

         *10     Collective Bargaining Agreement between Carpenters' District Council of Greater St. Louis and Adam
                 Wholesalers, Inc. effective May 1, 1998 through April 30, 2001.

         *11     Agreement between Morgan Products Ltd. Morgan Distribution Division Decatur Distribution Center
                 Decatur, Illinois and Teamster Local No. 279 of Decatur, Illinois Affiliated with the International
                 Brotherhood of Teamsters AFL-CIO dated July 15, 1998.

         *12     Agreement by and between Morgan Products Ltd. and the United Paperworkers International Union, Region
                 IX, AFL-CIO, Local No. 7828 as extended by that certain memorandum of agreement between the United
                 Paperworkers International Union Region IX, AFL-CIO, Local No. 7828, Decatur Illinois and Morgan
                 Distribution, A Division of Morgan Products Ltd. dated December 3, 1998.

------------------------

* Previously filed with Amendment No. 2, filed on June 3, 1999, to the Current Report on Form 8-K filed on March 3, 1999.